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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   SEPTEMBER 25, 1998


                        DIGITAL GENERATION SYSTEMS, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         California                 000-27644                    94-3140772
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)


875 Battery Street, San Francisco, California                              94111
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code   (415) 276-6600



                                      Same
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         (Former name or Former Address, if Changed Since Last Report.)



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ITEM 2.           ACQUISITION OF ASSETS.

         (a) On September 25, 1998, pursuant to a Sale and Purchase Agreement, dated September 10, 1998 (the "Purchase Agreement"), by and between the Registrant and Grant Thornton Limited ("Grant Thornton"), acting in its capacity as Receiver-Manager of Digital Courier International Corporation ("DCIC") and its wholly-owned subsidiary, Digital Courier International Inc. ("DCII"), 17231 Yukon Inc. ("Yukon"), a wholly owned subsidiary of the Registrant, acquired substantially all of the property and assets, including all accounts receivable, inventories, contracts, equipment, real property leases and other related assets (the "Assets"), of DCII from Grant Thornton.

                  Grant Thornton was appointed Receiver-Manager of DCIC and DCII pursuant to an order of the Supreme Court of British Columbia on July 14, 1998. Prior to the court order appointing Grant Thornton as receiver of DCIC and DCII, DCIC was listed on the Alberta Stock Exchange and conducted its business through DCII. Yukon, incorporated under the laws of the Yukon Territory, Canada, subsequently changed its name to DG Systems North Inc. ("DG North"), effective as of October 5, 1998.

                  Pursuant to the terms of the Purchase Agreement, the Registrant paid $13.5 million in Canadian dollars (approximately US$9.06 million) in consideration for the transfer of the Assets to DG North. The amount and nature of the consideration was determined by arms-length negotiation among the parties. The funds used to purchase the Assets were derived from the Registrant's working capital. The Registrant plans to raise additional funds in an amount up to the amount of the purchase price of the Assets and any closing costs related thereto in order to replenish its working capital position. There can be no assurance, however, that additional funding will be available to the Registrant on acceptable terms, or at all. In the event that the Registrant is unable to raise additional funds to replenish its working capital, the Registrant's business, financial condition and results of operations would be materially adversely effected.

                  At the time of the acquisition there was no material relationship between Grant Thornton, DCIC or DCII (including the officers, directors and stockholders of Grant Thornton, DCIC or DCII) and the Registrant or any of its affiliates, or any director or officer of the Registrant or any of its affiliates, or any associate of any such director or officer.

                  The foregoing description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as
Exhibit 2.1, and incorporated herein by reference.

         (b) DCII utilized the Assets in the business of supplying electronic distribution and communications services for the radio broadcast industry in the United States and Canada. DG North intends to utilize the Assets in substantially the same capacity.



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         ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The Registrant is required to file financial statements of the business acquired in connection with the acquisition. Such financial statements will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

         (b) The Registrant is required to file pro forma financial information in connection with the acquisition. Such pro forma financial information will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

         (c)      Exhibits:

                  Exhibit
                  Number        Description

                  2.1 Sale and Purchase Agreement, dated September 10, 1998, by and between Grant Thornton Limited, in its capacity as Receiver-Manager of Digital Courier International Corporation and Digital Courier International Inc., and Digital Generation Systems, Inc., a California corporation.*

                  99.1          Text of Press Release dated September 25, 1998.












*Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Sale and Purchase Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.



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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL GENERATION SYSTEMS, INC.



Date:  October 13, 1998                     By: /s/ Paul W. Emery, II
                                                --------------------------------
                                                Paul W. Emery, II
                                                Vice President and Chief
                                                Financial Officer
                                                (Principal Financial and Chief
                                                Accounting Officer)



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                                  EXHIBIT INDEX



                                                                                        Sequentially
Exhibit                                                                                     Numbered
Number            Description                                                                   Page
------            -----------                                                                   ----
2.1               Sale and Purchase Agreement, dated September 10, 1998, by and between Grant Thornton Limited, in its capacity as
                  Receiver-Manager of Digital Courier International Corporation
                  and Digital Courier International Inc., and Digital Generation
                  Systems, Inc., a California corporation.*                                       5

99.1              Text of Press Release dated September 25, 1998.                                24

















*Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Stock Purchase Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.



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